Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 21, 2013, relating to the financial statements and financial highlights which appear in the June 30, 2013 Annual Reports to Shareholders of the American Century Core Equity Plus Fund, Disciplined Growth Fund, Disciplined Growth Plus Fund, Equity Growth Fund, Equity Market Neutral Fund, Global Gold Fund, Income & Growth Fund, International Core Equity Fund, NT Core Equity Plus Fund, NT Equity Growth Fund, NT Small Company Fund, Small Company Fund, Strategic Inflation Opportunities Fund, and Utilities Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm", "Financial Statements", "Annual and Semiannual Reports", and "Summary Prospectus" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

October 24, 2013